U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          AMENDMENT NO. 3 TO FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   MVD, INC.,
             (Exact name of registrant as specified in its charter)

Delaware                                        7372                                94-3357128
(State or other jurisdiction         (Primary Standard Industrial     (I.R.S. Employer Identification No.)
of incorporation or organization)    Classification Code Number)

660 Dover Street, Suite A16, Boca Raton, Florida                         33487
(Address of registrant's principal executive offices)                 (Zip Code)

                                 (561) 443-4654
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                              Stepp & Beauchamp LLP
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
============================================================================================================
        Title of each class          Amount        Proposed maximum     Proposed maximum
           of securities              to be         offering price          aggregate          Amount of
         to be registered          registered          per share         offering price     registration fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value      2,500,000            $0.25             $625,000.00          $165.00
============================================================================================================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                                   MVD, Inc.,
                             a Delaware corporation

                        2,500,000 Shares of Common Stock

This prospectus relates to 2,500,000 shares of common stock of MVD, Inc., a Delaware corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system.

The shares of common stock offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

The selling security holders may from time to time sell the shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered.

See "Risk Factors" on pages 5 to 9 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 The date of this prospectus is October 17, 2000
                             Subject to completion.

                                TABLE OF CONTENTS

Prospectus Summary ...........................................................4
Risk Factors..................................................................5
Use of Proceeds...............................................................9
Determination of Offering Price...............................................9
Dilution......................................................................9
Selling Security Holder.......................................................9
Plan of Distribution..........................................................10
Legal Proceedings  ...........................................................11
Directors, Executive Officers, Promoters and Control Persons..................11
Security Ownership of Certain Beneficial Owners and Management................12
Description of Securities.....................................................13
Interest of Named Experts and Counsel.........................................13
Disclosure of Commission Position on Indemnification for Securities
 Act Liabilities..............................................................13
Organization Within Last Five Years...........................................14
Description of Business.......................................................14
Management's Discussion and Analysis of Financial Condition and
 Results of Operations........................................................18
Description of Property.......................................................19
Certain Relationships and Related Transactions................................19
Market for Common Equity and Related Stockholder Matters......................20
Executive Compensation........................................................21
Financial Statements..........................................................21
Changes in and Disagreements with Accountants on Accounting
 and Financial Disclosure.....................................................21
Legal Matters.................................................................22
Experts.......................................................................22
Additional Information........................................................22
Indemnification of Directors and Officers.....................................22
Other Expenses of Issuance and Distribution...................................23
Recent Sales of Unregistered Securities.......................................23
Exhibits......................................................................24
Undertakings..................................................................24
Signatures....................................................................26
Power of Attorney.............................................................27

Prospectus Summary

Our Business:                   Our principal business address is 660 Dover
                                Street, Suite A16, Boca Raton, Florida, 33487;
                                our telephone number (561) 443-4654.

                                We are a developmental stage company and we intend to provide digital entertainment products and services. Our principal business activities are:

                                  o  the sale and distribution of digital
                                     cameras and digital music players developed and manufactured by third parties, and

                                  o  the development of digital-related
                                     services.


                                The products that we sell and distribute include a digital camera and a digital music player. We have not yet generated any revenues from the sale of those digital cameras or music players.

                                Our current website displays pictures of the digital cameras and digital music players that we sell and distribute and provides our address, telephone number and e-mail address. We intend to further develop our website, to market those digital entertainment products. We intend to develop our website to allow users to interact with other digital users, obtain advice, products and services from vendors, as well as purchase digital entertainment products.


Our State of Organization:      We were incorporated in Delaware on March 14,
                                2000.

Number of Shares Being
Offered: The selling security holders want to sell 2,500,000 shares of our common stock. The offered shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

Number of Shares Outstanding
After the Offering:             2,500,000 shares of our common stock are issued
                                and outstanding. We have no other securities issued.

Estimated use of                We will not receive any of the proceeds from the
proceeds:                       sale of those shares being offered.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Because we are a new company with losses since our formation and we anticipate that we will lose money in the foreseeable future, we may not be able to achieve profitable operations.

We were incorporated in March 2000, and we began operations immediately thereafter. As of June 30, 2000, our losses were approximately $13,615. We are currently the non-exclusive distributor in the United States of digital cameras and MP3 audio players developed and manufactured by Joinford (H.K.) Ltd. We have not yet generated any revenues. We anticipate generating revenues in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of digital products. We cannot guaranty that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. We cannot guaranty that we will be able to achieve profitable operations.

Our officers and directors are engaged in other activities that could have conflicts of interest with us. Therefore, our officers and directors may not devote sufficient time to our affairs.

The persons serving as our officers and directors have existing responsibilities and, may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs.


Christopher A. Cota currently serves as managing member of Cota LLC, a Delaware limited liability company. Cota LLC is the exclusive representative in North America, Central America and South America for Varitronix (Malaysia) SDN BHD, a Malaysia corporation and manufacturer of liquid crystal displays. A liquid crystal display, which is installed in products such as cellular phones, calculators and watches, consists of an array of tiny segments (called pixels) that can be manipulated to present information. Mr. Cota currently devotes approximately 1/2 of his time to Cota LLC. The digital cameras and music players that we sell currently do not use liquid crystal displays. In the event that we develop products which use liquid crystal displays and we purchase those displays from Cota LLC, Mr. Cota will determine the price that we will pay for those displays. Mr. Cota's determination of that price is a serious conflict of interest.


Ryan A. Neely is the President, Secretary and a director of JPAL, Inc., a Nevada corporation and an Internet based provider of vacation rentals. Mr. Neely currently devotes approximately half of his time to JPAL, Inc. We do not believe that we have any conflicts of interest with the business or industry of JPAL, Inc., other than Mr. Neely's duty to provide management and services.


We operate in a highly competitive industry and we may not have adequate resources to market the products that we sell and distribute in order to compete successfully.

Competition in the digital entertainment products industry is intense. We compete directly with other companies and businesses that have developed and are in the process of developing digital cameras and music players which are functionally equivalent or similar to the digital cameras and music players manufactured by Joinford (H.K.) Ltd. Other competitors' entry-level digital cameras are similar to the digital cameras that we sell. Those cameras are inexpensive, yet still provide the user the ability to digitally photograph images and develop those pictures using a personal computer and a printer. Our competitors' digital music players are similar to the digital music players that we sell. Those music players are designed to be sold at low cost, yet still provide quality sound. We expect that these competitors who have developed similar digital cameras and music players will market those products to our target customers, which will significantly affect our ability to compete.

Most of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do. Many of those competitors with greater financial resources can afford to spend more resources than we can to market their products. We cannot guaranty that we will succeed in marketing, selling and distributing the digital products manufactured by Joinford (H.K.) Ltd. We cannot guaranty that our competitors will not succeed in marketing, selling and distributing their products.

Our ability to succeed is uncertain because we currently have limited sources of revenue and minimal marketing activities due to the lack of revenues. Therefore, investors may lose all or part of their investment, if we do not generate revenues.

We are currently engaged primarily in marketing the digital cameras and digital music players developed and manufactured by Joinford (H.K.) Ltd. Our only sources of revenue are the sales of those digital cameras and digital music players. We have not yet generated any revenues. Our marketing activities are significantly limited and, to fund more sophisticated marketing activities, we need to generate revenues. Our failure to generate revenues may cause an investor to lose part or all of his investment. We cannot guaranty that we will generate any revenues.


We are substantially dependent on Joinford (H.K.) Ltd. for our supply of digital cameras and music players. We do not currently have any other source for these products which are our only current potential source of revenue.

In the event that we cannot sell Joinford's digital cameras and music players, we will need to develop a relationship with another supplier of digital cameras and music players. We cannot guaranty that we would be able to develop another relationship with a different supplier.

We do not have a written supply agreement with Joinford (H.K.) Ltd. Joinford has no obligation to supply digital cameras and music players to us and, therefore, Joinford may terminate our relationship at any time. In the event that Joinford (H.K.) Ltd. terminates our relationship, we will not have any other products to sell and distribute.

Joinford (H.K.) Ltd. allows us to market and distribute their digital cameras and music players in the United States on a non-exclusive basis. Because we do not have an exclusive right to sell and distribute these products, other companies could acquire the exclusive right to sell and distribute these products. In the event that another company acquires the exclusive right to sell and distribute these products, we will have no sources of revenue and we will be forced to develop a relationship with another supplier of digital cameras and music players. If we are unable to find another supplier of digital cameras and music players, we will need to develop other sources of revenue.

We may not be able to maintain our web domain name, which may cause confusion among web users and decrease any potential value of our name.

We currently hold the web domain name www.mvdinc.com. Currently, the acquisition and maintenance of domain names is regulated by governmental agencies and their designees. The regulation of domain names in the U.S. and in foreign countries is expected to change in the near future. As a result, we may not be able to maintain our domain name. These changes could include the introduction of additional top-level domains, which could cause confusion among web users trying to locate our sites. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to ours. The acquisition of similar domain names by third parties could cause confusion among web users attempting to locate our site and could decrease the value of our name and the use of our site.

We anticipate that we will need to raise additional capital to market and distribute digital cameras and music players and continue to develop our business. Our failure to raise additional capital will significantly limit our marketing activities and business development.


To market and distribute digital cameras and music players and complete our business development, we will be required to raise additional funds. We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates. We anticipate that we will spend a lot of funds on the marketing and promotion of the digital cameras and music players that we sell. The minimum amount necessary to complete our current business development plans is approximately $25,000. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. This would have a material adverse effect on our ability to continue our operation and compete with other providers.


We anticipate that we may seek additional funding through public or private sales of our securities. That could include equity securities, or through commercial or private financing arrangements. Adequate funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs.

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.


Our inability to generate revenues will affect our ability to market the digital products manufactured by Joinford (H.K.) Ltd.

We may not be able to generate revenues to market and sell those digital cameras and digital music players effectively. Our failure to sell those digital cameras and digital music players could adversely affect our business and financial performance. If we are unable to generate revenues, we anticipate that our marketing activities will be very limited. Also, our expenses will be limited to the day-to-day expenditures necessary to conduct business. Our President, director and principal shareholder, Christopher A. Cota, has paid our expenses since our inception. We cannot guaranty that Mr. Cota will continue to pay our expenses in the event that we do not generate revenues.


Our officers, directors and principal security holders own approximately 66% of our outstanding shares of common stock. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders.


Our directors, officers and principal (greater than 5%) security holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 66% of our outstanding shares of common stock. Christopher A. Cota is one of our principal shareholders and also our President, Treasurer and one of our directors. Such concentrated control of the company may adversely affect the price of our common stock. Mr. Cota may be able to exert significant influence, or even control, matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

In addition, certain provisions of Delaware law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the high technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Because we lack a public market for shares of our common stock, the offering price of the shares will be arbitrarily determined by the selling security holders. Therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the offering price of shares of our common stock may be arbitrarily determined by the selling security holders. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be "unsuitable" for a person who cannot afford to lose his entire investment.

We are registering all of the issued and outstanding shares of common stock, including those shares owned by our officers and directors. The selling security holders, including our officers and directors, may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers' and directors' desire to see us succeed.

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders, including our officers and directors, may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly.

In the event that our officers and directors sell all or some of their common stock, a conflict of interest will occur between our officers' and directors' duties to us and their personal interests in selling their shares. Mr. Cota has paid our expenses since our inception because he has a significant equity interest in the company. In the event that that Mr. Cota sells some or all of his shares, he may not have a continued incentive to fund our operations and pay our expenses. We cannot assure you that the officers and directors will not sell some or all of their shares as soon as they are registered.

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price

Factors Used to Determine Share Price. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

================================================================================
                                                                     Shares of
            Name of Selling Security Holder                        Common Stock
--------------------------------------------------------------------------------
Christopher A. Cota, President, Treasurer and a director             925,000
--------------------------------------------------------------------------------
Ryan A. Neely, Secretary and a director                               50,000
--------------------------------------------------------------------------------
Thomas E. Stepp, Jr.(1)                                              333,334
--------------------------------------------------------------------------------
Richard Reincke(1)                                                   166,666
--------------------------------------------------------------------------------
Michael Muellerleile(1)                                              125,000
--------------------------------------------------------------------------------
Antonio Cota, Jr.                                                     50,000
--------------------------------------------------------------------------------
Daniel Moore                                                          50,000
--------------------------------------------------------------------------------
Hal Pappano                                                           50,000
--------------------------------------------------------------------------------
Bill McElroy                                                          50,000
--------------------------------------------------------------------------------
Deanna Stith                                                          50,000
--------------------------------------------------------------------------------
Richard Barrera                                                       50,000
--------------------------------------------------------------------------------
Tina Cota                                                             50,000
--------------------------------------------------------------------------------
John Muellerleile                                                     50,000
--------------------------------------------------------------------------------
Sean Connelly                                                         50,000
--------------------------------------------------------------------------------
Kiriaki Rudolph                                                       50,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Ruffo Espinosa                                                        50,000
--------------------------------------------------------------------------------
Warren Nass                                                           50,000
--------------------------------------------------------------------------------
Sharareh Frouzesh                                                     50,000
--------------------------------------------------------------------------------
Christopher Watson                                                    50,000
--------------------------------------------------------------------------------
Scott Ness                                                            50,000
--------------------------------------------------------------------------------
Antonio Torrellio                                                     50,000
--------------------------------------------------------------------------------
Richard Eagleston                                                     50,000
--------------------------------------------------------------------------------
Scott Sherman                                                         50,000
================================================================================

(1) Thomas E. Stepp, Jr.; Richard Reincke and Michael J. Muellerleile are employees of Stepp & Beauchamp LLP, which is legal counsel to the company.

Plan of Distribution

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a

"distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal. Our directors and principal executive officers are as specified on the following table:

     =====================================================================
     Name                     Age      Position
     ---------------------------------------------------------------------
     Christopher A. Cota       34      President, Treasurer and a Director
     ---------------------------------------------------------------------
     Ryan A. Neely             29      Secretary and a Director
     =====================================================================


Christopher A. Cota. Mr. Cota is our President, Treasurer and a director. Mr. Cota manages all aspects of our operations, including negotiating agreements with product manufacturers and suppliers as well as marketing and sales of the digital cameras and music players. From 1998 to 2000, Mr. Cota has been the managing member of Cota LLC, a Delaware limited liability company and the exclusive sales representative in North America, Central America and South America for Varitronix (Malaysia) SDN BHD, a Malaysia corporation and manufacturer of liquid crystal displays. Cota LLC primarily sells liquid crystal displays to manufacturers of cellular phones such as Motorola. From 1995 to 1998, Mr. Cota worked as an OEM Sales Manager for VL Electronics, Inc., a California corporation and distributor of liquid crystal displays. From 1989 until 1994, Mr. Cota worked as a sales executive and consultant to product development for various manufacturing companies in Asia. Mr. Cota has not been a director of any other reporting company.


Ryan A. Neely. Mr. Neely is our Secretary and a director. From May 1999 to September 1999, Mr. Neely worked as a sales account manager for Unified Research Laboratories, Inc., which was recently acquired by Symantec Corporation. Unified Research Laboratories, Inc. is a developer of Internet content-control software and web filtering technologies. From August 1998 to May 1999, Mr. Neely was the co-founder of Filtering Associates, a manufacturer representative for several Internet content-control companies. From 1996 to August 1998, Mr. Neely worked for Log-On Data Corp., Inc., a California corporation, as a Regional Sales Manager where he was responsible for all enterprise sales. In March 2000, Mr. Neely became and still is the President, Secretary and a director of JPAL, Inc., a Nevada corporation and an Internet based provider of vacation rentals. Mr. Neely has not been a director of any other reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management


The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 17, 2000 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.


Title of Class     Name and Address of              Amount and Nature of
                   Beneficial Owner                 Beneficial Owner                  Percent of Class
------------------------------------------------------------------------------------------------------
Common Stock       Thomas E. Stepp, Jr. (1)         333,334 shares                         13.33%
                   1301 Dove Street, Suite 460
                   Newport Beach, CA 92660

Common Stock       Richard Reincke (1)              166,666 shares                          6.67%
                   1301 Dove Street, Suite 460
                   Newport Beach, CA 92660

Common Stock       Michael Muellerleile (1)         125,000 shares                          5.0%
                   1301 Dove Street, Suite 460
                   Newport Beach, CA  92660

Common Stock       Christopher A. Cota              975,000 shares(2) President,            39.0%
                   660 Dover Street, Suite A16      Treasurer, Director
                   Boca Raton, Florida  33487

Common Stock       Ryan A. Neely,                   50,000 shares, Secretary,               2.0%
                   660 Dover Street, Suite A16      Director
                   Boca Raton, Florida 33487

Common Stock                                        All directors and named                41.0%
                                                    executive officers as a group

(1)  Law firm affiliation.

(2) Mr. Cota is the beneficial owner of 50,000 shares of common stock through his wife Kiriaki Rudolph.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities


We are authorized to issue 50,000,000 shares of $.001 par value common stock. Each share of common stock has equal rights and preferences, including voting privileges. We are authorized to issue 5,000,000 shares of $.001 par value preferred stock. As of October 17, 2000, 2,500,000 shares of our common stock were issued and outstanding.


Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Thomas E. Stepp, Jr.; Richard Reincke and Michael J. Muellerleile, are employees of Stepp & Beauchamp LLP, which serves as our legal counsel. Thomas E. Stepp, Jr. owns 333,334 shares of our common stock. Richard Reincke owns 166,666 shares of our common stock. Michael J. Muellerleile owns 125,000 shares of our common stock.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of such director's duty of loyalty to us or our security holders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or

     o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters. Christopher A. Cota was issued 875,000 shares of our common stock in exchange for his services as our promoter. The value of the services performed by Mr. Cota were approximately $875.00

Description of Business

Our Background. MVD, Inc. was incorporated pursuant to the laws of the State of Delaware on March 14, 2000.


Our Business. We are a developmental stage company. We intend to provide digital entertainment products and services. Our principal business activities include the distribution and sale of digital cameras and digital music players developed and manufactured by third parties, and the development of digital-related services. The products that we currently sell and distribute include a digital camera and a digital music player, which are manufactured by Joinford (H.K.) Ltd. We have not yet generated any revenues from the sale of those digital cameras or music players. We have not yet received any orders for digital cameras or music players.

To effectuate our business plan during the next three to six months, we must market the digital camera and digital music player. We believe that we will generate revenues to pay for our proposed marketing activities. If we are unable to generate revenues necessary or obtain additional working capital to pay for our development, we anticipate that our president, director and principal shareholder, Christopher A. Cota, will contribute funds to pay our expenses. Our belief that Mr. Cota will pay our expenses is based on the fact that Mr. Cota has a significant equity interest in us. We believe that Mr. Cota will continue to pay our expenses as long as he maintains a significant equity interest in us. However, in the event that that Mr. Cota sells some or all of his shares, he may not have a continued incentive to fund our operations and pay our expenses. We cannot assure you that Mr. Cota will not sell some or all of his shares. We have not contemplated any plan of liquidation in the event that we do not generate revenues.

To further market the digital cameras and digital music players that we sell and distribute, we believe that we need a minimum of $25,000. Any revenues generated will be used to develop sales and promotional materials as well as marketing expenses related to meeting with potential customers. Our management has recently begun marketing and promoting the digital cameras and music players by attempting to schedule in person meetings with potential customers to display those products and demonstrate their capabilities. We have conducted an informal meeting with one manufacturer of computer peripheral products to discuss using a digital camera or a digital music player as a sales promotion for their flash memory products. We currently do not have any other meetings scheduled, but plan to schedule more meetings.

If we are unable to generate revenues to pay for our proposed marketing activities, we hope that we will continue to market the cameras and music players by in person meetings. Our failure to pay for our marketing activities could result in our inability to meet the objectives of our business plan within the next six months.

Products and Services.


Digital Cameras. The products that we sell and distribute include an "entry level" digital camera, which is inexpensive and user friendly. Digital cameras do not use film to develop photographs. The pictures are captured and saved as digital data on disks. The digital data is then developed on a personal computer and printed by a laser printer. We believe that the digital camera that we sell possesses all of the features and functionality of the entry-level digital cameras manufactured by such companies as Eastman Kodak and Canon.


Digital Music Players. The products that we sell and distribute also include a portable digital music player, which plays music that has been digitally compressed in a format known as Moving Pictures Experts Group Layer 3, commonly referred to as MP3. Moving Pictures Experts Group is an International Standards Organization standard for compressing and storing video, audio, and animation in digital form. MP3 players contain no moveable parts and are very lightweight yet extremely durable. Our MP3 players are designed to be compatible with a simple personal computer and produce stereo quality sound.

Future Products. If we generate significant revenues from sales of digital cameras and digital music players in the next twelve months, we may expand our product line to include additional digital entertainment products, such as digital toys and games and online digital data storage facilities.


Our Website. Our current website displays pictures of the digital cameras and digital music players manufactured by Joinford (H.K) Ltd. and provides our address, telephone number and e-mail address. If we generate revenues, we intend to further develop the website to market the digital entertainment products that we sell. If we generate significant revenues from the sale of digital cameras and music players, we plan to expand and design our website to function as a digital community for businesses and consumers. A community website allows interaction and exchange of information between businesses and consumers. For example, our proposed digital community website would allow business and consumers to interact regarding new products, proper use and maintenance of products and troubleshooting various problems. Our proposed digital community website could be developed to allow users to interact with other digital users, obtain advice, products and services from vendors and purchase digital entertainment products.


Internet Advertising. If we generate significant revenues, we anticipate that we will expand and develop our website as a digital community website for businesses and consumers. If we develop our website as we anticipate, we believe that we will be able to generate advertising revenues from companies which have complementary products such as flash memory, and desire to advertise our on website. According to the Internet Ad Bureau's article entitled "What Advertising Works," which was compiled by Forrester Research, Inc., a independent research firm that analyzes the future of technology change and its impact on businesses, consumers, and society, the Internet is emerging as an attractive method for advertisers, due to the growth in the number of Internet users, the amount of time Internet users spend on the Internet, the increase in electronic commerce, the interactive nature of the Internet, the Internet's global reach, the ability to reach targeted audiences and a variety of other factors.

According to the Internet Ad Bureau's Internet Ad Revenue Report dated April 18, 2000, which is conducted independently by PricewaterhouseCoopers, many of the largest advertisers in traditional media, including consumer products companies, automobile manufacturers and others, have increased their use of Internet advertising. The Internet Ad Revenue Report also specifies that larger companies will begin to allocate significant portions of their total advertising budgets for Internet advertising. We believe that significant revenues can be generated from online advertising, initially from small business service providers and product vendors and, as use of our website increases, from advertisers, such as consumer products companies.


Our Target Markets and Marketing Strategy. We believe that our primary target market will consist of manufacturers of computer hardware that desire to promote the sale of their existing products, such as printers, computers, computer flash memory by combining complementary products, such as the digital camera or music player that we sell, with their products. For example, computer flash memory is used by digital cameras and music players to store digital data. Therefore, manufacturers of computer flash memory may offer digital cameras or music players to demonstrate and promote that memory. A manufacturer of specialized computer printers designed to print photographs may combine our entry-level digital entertainment products to promote and induce the purchase of their printers. As an added incentive, Joinford (H.K.) Ltd. has assured us that it will add the logos of the manufacturers to digital cameras or music players to identify and promote those manufacturers. However, Joinford has no obligation to add any logo of any manufacturer to the digital cameras or music players.

We intend to target large manufacturers of non-electronic consumer products who desire to purchase digital cameras and music players for use as specialty promotional products or gifts. We believe that the newness and uniqueness of digital entertainment products will entice companies that desire to promote their company name and brand to purchase those products that we sell and distribute.


We also intend to target retail consumer electronic distributors, such as Best Buy, Circuit City, and Radio Shack. We believe that discount retail consumer electronic distributors, such as Wal-Mart, Target and K-Mart, are potential customers, as these retail distributors offer a variety of entry-level digital entertainment products.

We will market and promote our website on the Internet. Our marketing strategy is to promote our services and products and attract businesses to our website. Our marketing initiatives include:

     o utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and financially-oriented magazines and special interest magazines;

     o    links to industry focused websites;

     o advertising by television, radio, banners, affiliated marketing and direct mail;

     o    presence at industry tradeshows; and

     o entering into affiliate marketing relationships with website providers to increase our access to Internet business consumers. Affiliate marketing means that we would place a link to our website or a banner advertisement on the websites of other companies in exchange for placing their link or banner advertisement on our website. Such marketing increases access to users because the users of other websites may visit our website as a result of those links or banner advertisements.


Pricing Strategy. According to the Active Buyer's Guide, a free service of Active Research, Inc., an Internet based provider of market research and e-commerce services, our competitors provide digital cameras that are priced from as low as $150 to as much as $2,500 and approximately eighty percent (80%) of digital cameras are priced between $200 and $600, with a median price of $400. We intend to offer digital cameras with a price of less than $150, yet with many of the features that are available in our competitors' higher priced products.

The Active Buyer's Guide also specifies that the prices for portable MP3 players generally vary from $125 to $800, with a median price of $462. The majority of portable MP3 players are priced around $150. Our strategy is to offer MP3 players at prices below these of our competitors' equivalent products.


Growth Strategy. Our objective is to become a dominant provider of low cost digital entertainment products and services. Our strategy is to continue providing clients with exceptional personal service and low cost digital entertainment products. Key elements of our strategy include:

     o negotiate distribution agreements with third party manufacturers for digital entertainment products and services;

     o    continue and expand our website;

     o    increase the number of Internet users to our website;

     o    increase our relationships with businesses;

     o increase our relationships with third party providers of digital products and services;

     o    provide additional services for businesses and consumers; and

     o pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our business development. For example, a potential joint venture candidate could include a manufacturer of computer memory because digital cameras and music players use computer flash memory.

Our Supplier. We are marketing the digital cameras and music players developed and manufactured by Joinford (H.K.) Ltd. We have not yet generated any revenues from the sale of digital cameras and music players. We do not have a written agreement with Joinford (H.K.) Ltd. We do not anticipate that we will have a written agreement until we are able to generate revenues to market the digital cameras and music players. Joinford has no obligation to supply digital cameras and music players to us or to develop products to our customer's specifications and, therefore, Joinford may terminate our relationship at any time. We do not currently have any other relationships with additional suppliers of digital cameras and music players.


Our arrangement with Joinford (H.K.) Ltd. provides that we will sell their products subject to our customers' specifications and, therefore, our profit will be determined on a case-by-case basis. For example, if we sell digital cameras to manufacturers of computer hardware to be bundled with their current products, then we will negotiate a price for the digital cameras with Joinford (H.K.) Ltd. and increase the price to our customer. We do not have any other relationships with additional suppliers of digital cameras and music players.

If we generate significant revenues, we anticipate that we will be able to develop relationships with additional suppliers so that we will have alternative suppliers in the event that Joinford (H.K.) Ltd. does not desire or is unable to supply a sufficient amount of products to meet our anticipated customer's requirements. We also plan to enter arrangements with other suppliers to diversify our product offerings.


Our Competition. The digital entertainment products industry is new, rapidly evolving and has become significantly competitive. Current and new competitors may be able to establish products at a relatively low cost and relatively quickly. We compete directly with other companies and businesses that have developed, and are in the process of developing, digital cameras and music players which are functionally equivalent or similar to the digital cameras and music players manufactured by Joinford (H.K.) Ltd. Other competitors' entry-level digital cameras are similar to the digital cameras that we sell because they are inexpensive, yet still provide the user the ability to digitally photograph images and develop pictures using a personal computer and a printer. Our competitors' digital music players are similar to digital music players that we sell because they are designed to be sold at low cost, yet still provide quality sound. We currently have no market share in our primary target markets of manufacturers of computer hardware who may desire to combine digital cameras or music players with their products and large manufacturers of non-electronic consumer products who may desire to offer digital cameras or music players as promotional or specialty products. We believe we can gain shares in these markets as a low cost competitor.


Proprietary Rights. Our success depends in part upon our ability to preserve our trade secrets and operate without infringing the proprietary rights of other parties. We own the Internet domain name "www.mvdinc.com." Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Our Research and Development. We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our product line by entering into distribution relationships with third party manufacturers.


Government Regulation. We do not believe that we need any governmental approval for the digital cameras and digital music players manufactured by Joinford (H.K.) Ltd. Our business is subject to Federal Trade Commission regulation and other federal and state laws relating to the promotion, advertising, labeling and packaging of digital cameras and music players. We believe that we are in compliance with all laws, rules and regulations material to our operations and have obtained.


We may be subject to the Audio Home Recording Act of 1992, which regulates manufacturers and importers of digital audio recording devices. The Audio Home Recording Act of 1992 provides digital audio recording devices must contain one of the following:

     o The Serial Copy Management System, which permits first-generation digital-to-digital copies of prerecorded music and other audio works, but prohibits multi-generation or "serial" copies of those copies;

     o A system with the same functional characteristics as Serial Copy Management System, and which acts compatibly on the same copyright and generation status information as used by Serial Copy Management System; or

     o Any other system certified by the U.S. Secretary of Commerce as prohibiting unauthorized serial copying.


The Audio Home Recording Act also provides that devices or services designed to circumvent the Serial Copy Management System or any other serial copy control system may not be distributed. We do not believe that the digital music players that we sell are subject to this regulation, because the music players cannot record music. However, there can be no assurance that we will not be required to comply with appropriate regulation and that, in the event we are required to comply, our business will not be adversely affected.

Employees. As of October 17, 2000, we have two (2) employees. We anticipate that we will not hire any employees in the next six months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel.


Facilities. Our executive, administrative and operating offices are located at 660 Dover Street, Suite A16, Boca Raton, Florida 33487 and are provided to us, at no charge, by Christopher A. Cota.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources. We have cash of $920.00 as of June 30, 2000. We were incorporated on March 14, 2000 and our only material expense has been legal fees of approximately $10,494. Our President, director and principal shareholder, Christopher A. Cota, has paid our expenses since our inception. Although, we do not have a written agreement or formal arrangement with Mr. Cota, in which he has agreed to pay our expenses, we anticipate that Mr. Cota will continue to pay our expenses in the event that we do not generate revenues or obtain additional working capital. Our belief that Mr. Cota will pay our expenses is based on the fact that Mr. Cota has a significant equity interest in us. We believe that Mr. Cota will continue to pay our expenses as long as he maintains a significant equity interest in us. However, in the event that that Mr. Cota sells some or all of his shares, he may not have a continued incentive to fund our operations and pay our expenses. We cannot assure you that Mr. Cota will not sell some or all of their shares.

Results of Operations. We have not yet realized any revenue from operations. Our expenses of approximately $13,615 consist of start-up costs from formation through June 30, 2000.


Our Plan of Operation for the Next Twelve Months. Our plan of operation is materially dependent on our ability to generate revenues. If we are able to generate significant revenues, we anticipate that those revenues will be used to market digital cameras and music players, provide us with working capital and pay our legal and accounting fees for the next twelve months. If we generate those revenues, then we expect that our expenses for the next twelve months will be approximately $100,000. If we are unable to generate revenues, then we anticipate that our expenses for the next twelve months will be limited to the day-to-day expenditures necessary to conduct business such as administrative expenses which includes costs to maintain our telephone and website. Although it is difficult to quantify the day-to-day expenses, we believe that such expenses will no more that $200 per month. Our President, director and principal shareholder, Christopher A. Cota, has paid our expenses since our inception. Our belief that Mr. Cota will pay our expenses is based on the fact that Mr. Cota has a significant equity interest in us. We believe that Mr. Cota will continue to pay our expenses as long as he maintains a significant equity interest in us.

In the opinion of management, available funds will satisfy our working capital requirements through November 2000. We have begun marketing the digital cameras and music players to potential customers. Based on our meeting with a potential customer who is a manufacturer of computer flash memory, Joinford (H.K.) Ltd. has assured us that they can add the logo of that manufacturer to digital cameras and music players to comply with the potential customers' request. However, we have not entered into any formal discussions with this potential customer because Joinford (H.K.) Ltd. has not assured us that it can add a liquid crystal display to the music player. Therefore, based on discussions with potential customers, we believe the earliest that we will begin to generate revenues is approximately January 2001. Our belief is based on the fact that Joinford (H.K.) Ltd. has forecast January 2001 as the earliest time that it can add a liquid crystal display to the music player.


Our arrangement with Joinford (H.K.) Ltd. provides that we will sell their products subject to our customers' specifications. Therefore, our profits will be determined on a case-by-case basis. For example, if we are selling digital cameras to manufacturers of computer hardware to be sold with their current products as a promotional item, then we will negotiate prices for the digital cameras with Joinford (H.K.) Ltd. and increase the prices to our customers.

Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors. We anticipate that we may need to raise additional capital to develop, promote and conduct our operations. Such additional capital may be raised through public or private financing as well as borrowings and other sources. There can be no assurance that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we believe that our officers and directors will contribute funds to pay for our expenses. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.

Description of Property

Property held by Us. As of the date specified in the following table, we held the following property:

====================================================
Property                          June 30, 2000
----------------------------------------------------
Cash                              $920.00
----------------------------------------------------
Property and Equipment            $0.00
====================================================

Our Facilities. We recently moved to facilities located at 660 Dover Street, Suite A16, Boca Raton, Florida 33487. The facilities are provided, at no charge, by Christopher A. Cota, our President and a director. We do not have a written lease or sublease agreement and Mr. Cota does not expect to be paid or reimbursed for providing office facilities. Mr. Cota leases the facilities at $1,100 per month and the lease expires in October 2000.

Certain Relationships and Related Transactions

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.


Christopher A. Cota currently serves as managing member of Cota LLC, a Delaware limited liability company. Cota LLC is the exclusive representative in North America, Central America and South America for Varitronix (Malaysia) SDN BHD, a Malaysia corporation and manufacturer of liquid crystal displays. A liquid crystal display, which is installed in products such as cellular phones, calculators and watches, consists of an array of tiny segments (called pixels) that can be manipulated to display information. Mr. Cota currently devotes approximately 1/2 of his time to Cota LLC. The digital cameras and music players that we sell currently do not use liquid crystal displays. In the event that we develop products which use liquid crystal displays and we purchase those displays from Cota LLC, Mr. Cota's management of Cota LLC will conflict with our interests. Also, in the event we purchase those displays from Cota LLC, Mr. Cota will determine the purchase price we will pay to Cota LLC for those displays.


Ryan A. Neely is the President, Secretary and a director of JPAL, Inc., a Nevada corporation and an Internet based provider of vacation rentals. Mr. Neely currently devotes approximately half of his time to JPAL, Inc. We do not believe that we have any conflicts of interest with the business or industry of JPAL, Inc., other than Mr. Neely's duty to provide management and services.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions. Christopher A. Cota, our President, Treasurer and director, has provided $10,000 to us and currently provides office space to us at no charge. The terms of Mr. Cota's advance to us are no interest and the principal amount shall be due on demand

Market for Common Equity and Related Stockholder Matters

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that could be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 or that we have agreed to register under the Securities Act of 1933 for sale by security holders. The approximate number of holders of record of shares of our common stock is twenty-three (23).

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;

     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

     o    a toll-free telephone number for inquiries on disciplinary actions;

     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

     o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;

     o the compensation of the broker-dealer and its salesperson in the transaction;

     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2000. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

===================================================================================================================
Name and Principal Position        Year    Annual     Bonus ($)  Other Annual Compensation   All Other Compensation
                                         Salary ($)                         ($)
-------------------------------------------------------------------------------------------------------------------
Christopher A. Cota,
President, Treasurer, Director     2000     None        None                None                      None
-------------------------------------------------------------------------------------------------------------------
Ryan A. Neely,
Secretary, Director                2000     None        None                None                      None
===================================================================================================================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.


Compensation of Officers. As of October 17, 2000, our officers have received no compensation for their services provided to us.


Employment Contracts. We anticipate that we will enter into employment contracts with Christopher A. Cota and Ryan A. Neely.

Financial Statements

                                    MVD, INC.
                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                  JUNE 30, 2000

                    AND THE PERIOD MARCH 14, 2000 (INCEPTION)
                              THROUGH JUNE 30, 2000

                                    MVD, INC.
                                  JUNE 30, 2000


                                TABLE OF CONTENTS


                                                                         Pages

Independent Auditors' Report                                               1

Audited Financial Statements:

     Balance Sheet                                                         2

     Statement of Operations                                               3

     Statement of Changes in Stockholders' Deficit                         4

     Statement of Cash Flows                                               5

Notes to Financial Statements                                            6 - 9

             [LETTERHEAD OF LESLEY, THOMAS, SCHWARZ & POSTMA, INC.]


                                                                   July 17, 2000

                          Independent Auditors' Report


To the Board of Directors and stockholders of MVD, Inc.

     We have audited the accompanying balance sheet of MVD, Inc. (a development stage company) as of June 30, 2000, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period March 14, 2000 (inception) through June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MVD, Inc. at June 30, 2000, and the results of its operations and its cash flows for the period March 14, 2000 (inception) through June 30, 2000 in conformity with generally accepted accounting principles.


                                   /s/  Lesley, Thomas, Schwarz & Postma, Inc.
                                        ---------------------------------------
                                        Lesley, Thomas, Schwarz & Postma, Inc.
                                        A Professional Accountancy Corporation

                                    MVD, INC.
                          (a development stage company)

                                  BALANCE SHEET

                                  JUNE 30, 2000


                                     ASSETS

Cash and cash equivalents (Note 1)                                     $    920
                                                                       --------
       Total assets                                                    $    920
                                                                       ========


                     LIABILITIES AND STOCKHOLDERS' DEFICIT

LIABILITIES
    Accrued expenses                                                   $  1,265
    Advance from stockholder (Note 2)                                    10,000
                                                                       --------
                                                                         11,265

COMMITMENTS AND CONTINGENCIES (Note 3)

STOCKHOLDERS' DEFICIT(Note 4)
    Preferred stock
       $0.001 par value
       5,000,000 shares authorized
       No shares issued and outstanding                                      --
    Common stock
       $0.001 par value
       50,000,000 shares authorized
       2,500,000 shares issued and outstanding                            2,500
    Additional paid-in capital                                              770
    Deficit accumulated during development stage                        (13,615)
                                                                       --------
       Total stockholders' deficit                                      (10,345)
                                                                       --------
          Total liabilities and stockholders' deficit                  $    920
                                                                       ========


            See the accompanying notes to these financial statements

                                    MVD, INC.
                          (a development stage company)

                             STATEMENT OF OPERATIONS

             PERIOD MARCH 14, 2000 (INCEPTION) THROUGH JUNE 30, 2000


REVENUES                                                               $      0
                                                                       --------
EXPENSES
    Legal and organization costs (Note 1)                                10,494
    Consulting fees (Note 5)                                              1,500
    Rent (Notes 3 and 5)                                                    770
    Licenses and registrations                                              689
    Office expense                                                          162
                                                                       --------

       Total expenses                                                    13,615
                                                                       --------

LOSS BEFORE INCOME TAXES                                                (13,615)

PROVISION FOR INCOME TAXES (Note 6)                                           0
                                                                       --------

NET LOSS                                                               $(13,615)
                                                                       ========

BASIC LOSS PER SHARE                                                   $   (.00)
                                                                       ========

DILUTIVE LOSS PER SHARE                                                $   (.00)
                                                                       ========


            See the accompanying notes to these financial statements

                                    MVD, INC.
                          (a development stage company)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

             PERIOD MARCH 14, 2000 (INCEPTION) THROUGH JUNE 30, 2000


                                                                                                         Deficit
                                                                                                       Accumulated
                                       Common Stock                 Preferred Stock      Additional       During         Total
                                ---------------------------       ------------------       Paid-in      Development   Stockholders'
                                  Shares            Amount        Shares      Amount       Capital         Stage         Deficit
                                ----------         --------       ------      ------       ------        --------       --------
BALANCE, March 14, 2000                  0         $      0           0        $  0        $    0        $      0       $      0

ISSUANCE OF COMMON
  STOCK FOR CASH                 1,000,000            1,000                                                                1,000

ISSUANCE OF COMMON
  STOCK FOR SERVICES             1,500,000            1,500                                                                1,500

ADDITIONAL PAID-IN
  CAPITAL (rent provided
  by a stockholder)                                                                           770                            770

NET LOSS                                                                                                  (13,615)       (13,615)
                                ----------         --------         ---        ----        ------        --------       --------

BALANCE, June 30, 2000           2,500,000         $  2,500           0        $  0        $  770        $(13,615)      $(10,345)
                                ==========         ========         ===        ====        ======        ========       ========


            See the accompanying notes to these financial statements

                                    MVD, INC.
                          (a development stage company)

                             STATEMENT OF CASH FLOWS

             PERIOD MARCH 14, 2000 (INCEPTION) THROUGH JUNE 30, 2000


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                     $(13,615)
                                                                               --------
  Adjustments to reconcile net loss to net cash used in operating activities
    Services provided in exchange for issuance of common stock                    1,500
    Rent provided by a stockholder as additional paid-in capital                    770
    Changes in operating assets and liabilities
      Increase in accrued expenses                                                1,265
                                                                               --------

          Total adjustments                                                       3,535
                                                                               --------

          Net cash used in operating activities                                 (10,080)
                                                                               --------

CASH FLOW FROM FINANCING ACTIVITIES
  Proceeds from the issuance of common stock                                      1,000
  Advance from stockholder                                                       10,000
                                                                               --------

          Net cash provided by financing activities                              11,000
                                                                               --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                           920

CASH AND CASH EQUIVALENTS, beginning of period (inception)                            0
                                                                               --------

CASH AND CASH EQUIVALENTS, end of period                                       $    920
                                                                               ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid during the period for interest                                     $     --
  Cash paid during the period for income taxes                                 $     --

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS
  During the period ended June 30, 2000, the Company issued stock in exchange for services provided valued at $1,500
  During the period ended June 30, 2000 the Company recorded rent expense of $770 and additional paid-in capital of $770 for rent provided by a stockholder


            See the accompanying notes to these financial statements

                                    MVD, INC.
                          (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Nature of Business - MVD, Inc. (the "Company") doing business in Florida as MVDIGITAL, Inc. provides digital entertainment products and services. The Company's primary focus is the distribution and sale of digital entertainment products developed and manufactured by third parties and the development of digital related services.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

     Cash and Cash Equivalents - For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Income Taxes - The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates in effect for the periods in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Start-up Activities - The Company has adopted the provisions of Statement of Position 98-5, "reporting Costs of Start-up Activities" ("SOP 98-5"). SOP 98-5 requires that the costs of start-up activities including organization costs be expensed as incurred.

NOTE 2 - ADVANCE FROM STOCKHOLDER

     On March 14, 2000, the principal stockholder and officer of the Company advanced the Company $10,000 which was used for initial legal and start-up expenses of the Company. This advance is non-interest bearing, due on demand, and is to be repaid as cash becomes available.

NOTE 3 - COMMITMENTS AND CONTINGENCIES

     The Company is currently utilizing office space provided by the Company's President (a stockholder). The Company has recorded rent expense of $770 which represents the Company's pro rata share of the office space being provided by the Company's President. The President has waived reimbursement of the allocated rent and has considered it as additional paid-in capital.

NOTE 4 - COMPANY SECURITIES

     Description of Capital Stock - The authorized capital stock of the Company consists of 50,000,000 shares of $.001 par value common stock of which 2,500,000 are issued and outstanding as of June 30, 2000 and 5,000,000 shares of $.001 par value preferred stock of which no such shares are issued and outstanding as of June 30, 2000. Holders of shares of the Company's common stock are entitled to receive dividends when and as declared by the Board of Directors of the Company. All the shares of common stock have equal voting rights and are nonassessable. Each share of common stock is entitled to share ratably in any assets available for distribution to holders of the Company's equity securities upon liquidation of the Company.

     Dividend Policy - Any payment of dividends will be at the sole and absolute discretion of the Company's Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Any such dividends may be paid in cash, property or shares of the Company's capital stock. The Company has not paid any dividends since its formation, and it is not probable that any dividends on the Company's common stock will be declared at any time in the foreseeable future. There can be no assurance that any dividends on the Company's common stock will be paid in the future.

     Dilution - The following table sets forth the number of shares of $.001 par value common stock purchased from the Company, the total consideration paid and the price per share.

                                    Shares Issued     Total Consideration
                                 -------------------  -------------------  Price Per
                                   Number    Percent    Amount   Percent    Share
                                 ---------   -------    ------   -------   ---------
Founding stockholders            1,500,000      60%     $1,500      60%     $.001

Purchasers of offered shares     1,000,000      40%      1,000      40%      .001
                                 ---------     ---      ------     ---

Total                            2,500,000     100%     $2,500     100%
                                 =========     ===      ======     ===

NOTE 5 - RELATED PARTY TRANSACTIONS

     During the period from inception through June 30, 2000, the Company entered into consulting agreements for advisory services relating to the initial start-up of the Company. Total fees were $1,500 for the period ended June 30, 2000 with each consultant receiving a percentage of ownership in the form of common stock. A portion of these services were provided by the President. The services were valued using hourly rates at estimated fair market value of similar services. As mentioned in Note 3 the Company has recorded rent expense for office space being provided by the President.

NOTE 6 - INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS 109"). This statement mandates the liability method of accounting for deferred income taxes and permits the recognition of deferred tax assets subject to an ongoing assessment of realizability.

     The components of the Company's income tax provision consist of:

                                                                  Period
                                                              March 14, 2000
                                                                (inception)
                                                                  Through
                                                               June 30, 2000
                                                               -------------
       Federal taxes (deferred) net operating loss benefit        $(2,000)
       Change in valuation account                                  2,000
                                                                  -------
                                                                  $    --
                                                                  =======

     Deferred income taxes are provided for timing differences in the recognition of certain income and expense items for tax and financial statement purposes. The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities as of June 30, 2000 are as follows:

                                                               June 30, 2000
                                                               -------------
     Deferred income taxes
       Net operating loss benefit                                 $ 2,000
       Valuation allowance                                         (2,000)
                                                                  -------
                                                                  $    --
                                                                  =======

     The Company's tax reporting year end is December 31, 2000. If the Company has a net operating loss carryforward from operations at that time, it will expire in 2020.

NOTE 7 - LIQUIDITY

     Due to the Company being in the development stage, various risks must be considered carefully. These risks include, but are not necessarily limited to,
(i) there can be no assurance that the Company's current products and services will achieve a significant degree of market acceptance, and that acceptance, if achieved, will be sustained for any period sufficient to permit the Company to recover associated costs; (ii) there can be no assurance that the Company will be able to adequately protect its trade secrets and proprietary information;
(iii) the Company's officers and directors may be subject to various conflicts of interest; (iv) the Company's results of operations may vary from period to period as a result of a variety of factors; (v) the market for the Company's products and services is characterized by continuous development, production and introduction of new products and services; and, (vi) the Company's business is significantly competitive.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

In July 2000, our Board of Directors appointed Lesley, Thomas, Schwarz and Postma, Inc., independent accountants, to audit our financials statements from March 14, 2000 (our date of formation) through June 30, 2000.

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by the law firm of Stepp & Beauchamp LLP, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period ended June 30, 2000 appearing in this prospectus which is part of a Registration Statement have been audited by Lesley, Thomas, Schwarz and Postma, Inc. and are included in reliance upon such reports given upon the authority of Lesley, Thomas, Schwarz and Postma, Inc., as experts in accounting and auditing.

                             ADDITIONAL INFORMATION


We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Six of our Certificate of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

     o any breach of such director's duty of loyalty to us or our security holders;

     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o liability for unlawful payments of dividends or unlawful stock purchase or redemption by us; or

     o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Certificate of Incorporation provides that we will indemnify our directors to the extent permitted by Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary under the Delaware General Corporation Law. Our Certificate of Incorporation also provides that to the extent that Delaware General Corporation Law is amended to permit further indemnification, we will so indemnify our directors.

Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been our director, officer, employee, or agent or of any constituent corporation absorbed by us in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at our request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.


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

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

====================================================================
Registration Fees                  Approximately             $264.00
--------------------------------------------------------------------
Transfer Agent Fees                Approximately             $500.00
--------------------------------------------------------------------
Costs of Printing and Engraving    Approximately             $500.00
--------------------------------------------------------------------
Legal Fees                         Approximately          $10,000.00
--------------------------------------------------------------------
Accounting Fees                    Approximately           $2,500.00
====================================================================

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about May 8, 2000, we issued 1,000,000 shares of our common stock for $.001 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of these shares. The net proceeds to us were $1,000. All nineteen purchasers of shares of our common stock were business associates, personal friends or family members of Christopher A Cota, our President and one of our directors.

On or about March 17, 2000, we issued 1,500,000 shares of our common stock to Christopher A. Cota; Thomas E. Stepp, Jr.; Richard Reincke and Michael Muellerleile, in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $1,500. Thomas E. Stepp, Jr.; Richard Reincke and Michael Muellerleile provided legal services to us and Christopher A. Cota provided services related to our incorporation.

Exhibits

     Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.

1.      Underwriting Agreement (not applicable)

3.1     Certificate of Incorporation*
        (Charter Document)

3.2     Bylaws*

5.      Opinion Re: Legality*

8.      Opinion Re: Tax Matters (not applicable)

11.     Statement Re: Computation of Per Share Earnings**

15.     Letter on unaudited interim financial information (not applicable)

23.1    Consent of Auditors*

23.2    Consent of Counsel***

24. Power of Attorney is included on the Signature Page of the Registration Statement

27.     Financial Data Schedule*

* Included in Amendment No.1 to Registration Statement on Form SB-2 filed on August 17, 2000.

**   Included in Financial Statements

***  Included in Exhibit 5

Undertakings

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Boca Raton, Florida, on October 17, 2000.


                                         MVD, Inc.,
                                         a Delaware corporation

                                         By:   /s/ Christopher A. Cota
                                               ---------------------------------
                                               Christopher A. Cota
                                         Its:  President, Treasurer and Director


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on this 17th day of October, 2000, the following persons in the capacities and on the dates stated:



/s/ Christopher A. Cota              October 17, 2000
------------------------------
Christopher A. Cota
President, Treasurer, Director


/s/ Ryan A. Neely                    October 17, 2000
------------------------------
Ryan A. Neely
Secretary, Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Christopher A. Cota with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

MVD, INC.




/s/ Christopher A. Cota              October 17, 2000
------------------------------
Christopher A. Cota
President, Treasurer, Director


/s/ Ryan A. Neely                    October 17, 2000
------------------------------
Ryan A. Neely
Secretary, Director